UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

ART’S-WAY MANUFACTURING CO., INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)

5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01       Entry into a Material Definitive Agreement.

On August 10, 2017, Art’s-Way Manufacturing Co., Inc. (the “Company”), as borrower, entered into a Forbearance and Fourth Loan Modification Agreement (the “USB Forbearance”) with U.S. Bank National Association (“USB”), and Art’s-Way Scientific, Inc. and Ohio Metal Working Products/Art’s-Way, Inc., as guarantors, entered into a Ratification of Guaranty, Acknowledgment and Consent with USB, both relating to the Company’s financing obligations to USB. Those obligations include a term note dated May 10, 2012 in the original principal amount of $880,000, a revolving credit note dated May 1, 2013 in the original principal amount of $8,000,000 (the “Line of Credit”), term notes dated May 1, 2013 in the original principal amounts of $1,006,500, $1,143, 600 and $1,833,510.26 (collectively, the “2013 Term Notes”), and a term note dated May 29, 2014 in the original principal amount of $1,000,000 (the “2014 Term Note”) (such loans, collectively, and with modifications, interest, fees and expenses relating thereto, the “Obligations”).

Under the USB Forbearance, USB agrees to forbear from exercising any of its rights or remedies with respect to Company’s default under the Obligations, which was a result of Company’s failure to maintain a Year-To-Date EBITDA as of May 31, 2017 for the fiscal year to date then ended of not less than $1 (the “Identified Default”) until the earliest to occur of: (i) the Company or its subsidiaries (as guarantors pursuant to continuing guaranties) commits an event of default with respect to the Obligations (other than the Identified Default); (ii) the Company fails to make a required payment when due; (iii) any representation or warranty of the Company in the USB Forbearance or the other documents governing the Obligations proves to be false, misleading or incorrect in any respect; (iv) the Company fails to perform any of its covenants or obligations under the USB Forbearance; (v) there is any material adverse change to the business, management or operations of the Company; (vi) any judicial, administrative, or arbitration proceeding against USB is initiated or joined by the Company or its subsidiaries; (vii) the Company fails to pay, when due, any statutory claim or other claim which would result in a lien or other interest having priority over any security granted to secure the Obligations, except as permitted under the documents governing the Obligations; or (viii) September 25, 2017, which is the maturity date of the Obligations. If any of these events shall occur, USB shall be entitled to exercise any and all rights and remedies available to it without further notice to the Company, including foreclosing on any collateral that secures the Obligations.

The USB Forbearance increases the annual interest rate on the 2013 Term Notes and the 2014 Term Note from 1.5% plus the prime rate, with a minimum of 5% per annum, to 2.0% plus the prime rate, with a minimum of 5% per annum. The interest rate will be adjusted each time that the prime rate changes.

The USB Forbearance also amends certain financial covenants that apply to the Line of Credit, the 2013 Term Notes and the 2014 Term Notes. The USB Loan Modification removes the requirement that the Company maintain a fiscal year-to-date EBITDA (with EBITDA meaning income, plus interest expense, plus income tax expense, plus depreciation expense, plus amortization expense, subject to adjustments in USB’s sole discretion) of $648,000 as of August 31, 2017 and requires the Company to instead maintain EBITDA as of August 31, 2017 for the fiscal quarter then ended of not less than $411,000. The USB Forbearance also required the Company to provide to USB not later than August 11, 2017, a fully executed Engagement Agreement, evidencing the engagement of a reputable turnaround consulting firm of national or regional standing acceptable to USB, which the Company provided.

In consideration for the accommodations made by USB under the USB Forbearance, the Company releases USB and certain related parties from actions or claims related to the Obligations and the USB Forbearance, agrees not to sue with respect to any claim released, and waives any rights of redemption under the Uniform Commercial Code or other laws of any state. All other terms of the Line of Credit, the 2013 Term Notes and the 2014 Term Notes with USB remain unchanged, and the agreements relating thereto remain in effect, including the various Business Security Agreements; Pledge Agreements; Mortgage, Security Agreement and Assignment of Rents of Iowa Real Estate; Open-End Mortgage, Security Agreement and Assignment of Rents and Leases (Including Fixture Filing Under Uniform Commercial Code); and Continuing Guaranty (Unlimited).

The foregoing description of the material terms of the USB Forbearance does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the USB Forbearance, filed herewith and incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

 (a)      Financial statements: None

 (b)      Pro forma financial information: None

 (c)      Shell Company Transactions: None

 (d)       Exhibits:

10.1	Forbearance and Fourth Loan Modification Agreement dated August 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2017

ART’S-WAY MANUFACTURING CO., INC.

By:	/s/ Carrie L. Gunnerson
Carrie L. Gunnerson
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

ART’S-WAY MANUFACTURING CO., INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report: August 10, 2017	Commission File No.: 000-05131

Exhibit No.	ITEM

10.1      Forbearance and Fourth Loan Modification Agreement dated August 10, 2017.